                                                                    EXHIBIT 99.2

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


     The following unaudited pro forma condensed combined financial statements give effect to the merger of the Company and Old Discovery pursuant to the Merger Agreement. The unaudited pro forma condensed consolidated balance sheet gives effect to the Merger as if it occurred on October 31, 1997. The unaudited pro forma condensed consolidated statements of operations gives effect to the Merger as if it occurred on January 1, 1996 and January 1, 1997, respectively.

     The pro forma condensed consolidated financial statements are based on the historical financial statements of the Company and Old Discovery. They give effect to the Merger under the purchase method of accounting and apply the assumptions and adjustments as discussed in the accompanying notes to the pro forma condensed consolidated financial statements. The pro forma condensed consolidated financial statements for the year ended December 31, 1996 have been prepared based upon the audited financial statements of the Company and the audited financial statements of Old Discovery for the year then ended. The pro forma condensed consolidated financial statements as of and for the ten months ended October 31, 1997 have been prepared based upon the unaudited condensed financial statements of the Company and the unaudited condensed consolidated financial statements of Old Discovery as of October 31, 1997 and for the ten months then ended.

     The Merger will be accounted for using the purchase method of accounting. Although the Company was the surviving corporate entity, Old Discovery's former stockholders own approximately 92% of the merged entity. Accordingly, the transaction will be accounted for as an acquisition of the Company by Old Discovery. The unaudited pro forma condensed consolidated financial statements have been prepared on the basis of assumptions described in the notes thereto and include assumptions relating to the allocation of the consideration paid for the assets and liabilities of the Company based on preliminary estimates of their fair value. The actual allocation of such consideration may differ from that reflected in the unaudited pro forma condensed consolidated financial statements after final valuation procedures are completed following the closing of the Merger. The final allocations of the aggregate purchase price for the Merger is not expected to differ materially from the preliminary allocations. In the opinion of the Company, all adjustments necessary to present fairly the unaudited pro forma condensed consolidated financial statements have been made based on the proposed terms and structure of the Merger.

     The pro forma information is presented for illustrative purpose only and is not necessarily indicative of the operating results or financial position that would have occurred if the Merger had been consummated on January 1, 1996, January 1, 1997 or October 31, 1997, respectively, nor is it necessarily indicative of future operating results or financial position.

     The pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements and the related noted thereto of the Company and Old Discovery in the Amendment No. 2 to the Ansan Pharmaceuticals, Inc. Form S-4 dated October 24, 1997, portions of which are incorporated herein by reference, and Managment's Discussion and Analysis of Financial Condition and Plan of Operations included therein.

                    UNAUDITED PRO FORMA COMBINED CONDENSED

                                 BALANCE SHEET
                               October 31, 1997
                                (in thousands)

                                                                                                                    Pro Forma
                                             Ansan                   Discovery               Pro Forma               Combined
                                        Pharmaceuticals            Laboratories             Adjustments           Reflecting Merg
                                        ---------------            ------------             -----------           ---------------
         ASSETS
         ------
Current assets
        Cash and Cash equivalents                $  681                  $  368                                            $1049
                                                                                             $(1246)(A)
        Short-term investments                     1600                  12,744               (1300)(D)                    11,798
        Prepaid expenses and
         other current assets                        43                      32                    ----                        75
                                                 ------                  ------                --------                    ------
                Total current assets               2324                  13,144                  (2546)                    12,922

Furniture and equipment net                          76                     125                                               201
Other assets                                                                 30                                                30
Deferred merger costs                               386                     327                (713)(C)                    ------
                                                 ------                  ------                --------                    ------
                                                  $2786                 $13,626                 $(3259)                   $13,153
                                                 ------                 -------                 -------                   -------

LIABILITIES AND STOCKHOLDERS
          EQUITY

Current liabilities
        Accounts payable and accrued
          expenses                                 $264                    $528                 $412(C)                     $1204
        Payable to Titan Pharmaceuticals, Inc.      246                     ---                (246)(A)                       ---
        Other accrued liabilities                    14                     ---                     ---                        14
        Debenture payable to Titan
          Pharmaceuticals Inc.                    1,000                     ---              (1,000)(A)                       ---
                                                  -----                                       --------
              Total current liabilities            1524                     528                   (834)                      1218

Commitments
Minority Interest                                   ---                   2,200                     ---                     2,200
Stockholders' Equity
        Preferred Stock                            1300                       2               (1300)(D)                         2
        Common Stock                                  3                       7                  (6)(E)                         3
                                                                                                 (1)(D)

        Additional paid-in capital               10,697                   19,001            (10,697)(B)                    21,464
                                                                                                2457(B)
                                                                                                   6(E)


        Deficit accumulated during the
          development stage                    (10,738)                  (8112)                  10,738                   (11,734)
                                                ------                  ------                    (3622)(B)                ------
                                                                                                -------
              Total stockholders' equity           1262                   13098                  (2425)                    11,935
                                                  -----                   -----                  ------                     -----
                                                  $2786                  $13626                 $(3259)                    $13153
                                                  =====                   =====                  ======                     =====

---------------
(A) Reflects the repayment of obligations to Titan Pharmaceuticals, Inc. in connection with the Merger.
(B) Reflects the allocation of the estimated purchase price of approximately $2.9 million to the historical Ansan balance sheet. The adjustment includes approximately $3.6 million of purchased in-process research and development. Also reflects the elimination of Ansan's stockholders' equity accounts.
(C) Reflects the estimated costs incurred by Ansan and discovery to complete the Merger.
(D) Reflects the elimination of Discovery's investment in Ansan Series A preferred stock
(E)  To reflect the 1-for-3 reverse stock split:

                    UNAUDITED PRO FORMA COMBINED CONDENSED
                            STATEMENT OF OPERATIONS

                       Ten Months Ended October 31, 1997
              (in thousands, except share and per share amounts)

                                                                                                                    Pro Forma
                                             Ansan                   Discovery               Pro Forma               Combined
                                        Pharmaceuticals            Laboratories             Adjustments           Reflecting Merg
                                        ---------------            ------------             -----------           ---------------
Costs and expenses
        Research and development                 $  836                 $  3742                    ____                     $4578
        General and administrative                  840                    1711                    ____                      2551
                                                    ---                    ----                                              ----

Loss from operations                             (1676)                  (5453)                    ____                    (7129)
Other income/expenses)
        Interest income                              85                     595                 (42)(F)                       638

        Interest expense                           (67)                    ____                   67(F)                       ___
                                        ---------------            ------------             -----------           ---------------
Net Loss                                         (1658)                  (4858)                     $25                   $(6491)
                                        ===============            ============             ===========           ===============
Net loss per share                               $1.97                   $1.85                                             $2.04

Shares used in computing net loss per share    840,856               2,629,772                                         3,176,203

_______
(F) Reflects the net reduction of interest expense as a result of the repayment of the Titan Debenture in connection with the Merger

                          UNAUDITED PRO FORMA COMBINED
                            STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1996
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                       PRO FORMA
                               ANSAN       DISCOVERY    PRO FORMA      COMBINED
                          PHARMACEUTICALS LABORATORIES ADJUSTMENTS REFLECTING MERGER
                          --------------- ------------ ----------- -----------------
Costs and expenses
  Research and
   development..........    $    1,181     $    2,740     $--         $    3,921
  General and
   administrative.......         1,257            692      --              1,949
                            ----------     ----------     ----        ----------
Loss from operations....        (2,438)        (3,432)     --             (5,870)
Other income/(expenses)
  Interest income.......           157            205      --                362
  Interest expense......                          (11)     --                (11)
                            ----------     ----------     ----        ----------
Loss before minority
 interest...............        (2,281)        (3,238)     --             (5,519)
Minority interest in
 loss of subsidiary.....           --               2      --                  2
                            ----------     ----------     ----        ----------
Net loss................    $   (2,281)    $   (3,236)    $--         $   (5,517)
                            ==========     ==========     ====        ==========
Net loss per share......    $    (0.94)    $    (0.65)                $    (0.84)
                            ==========     ==========                 ==========
Shares used in computing
 net loss...............     2,431,447      4,943,768                  6,583,068
                            ==========     ==========                 ==========

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                             FINANCIAL STATEMENTS

Note 1

     The unaudited pro forma condensed combined balance sheet of the Company and Old Discovery has been prepared as if the Merger was completed as of October 31, 1997. The Merger will be accounted for as a purchase of the Company by Old Discovery, as Old Discovery's former stockholders own approximately 92% of the merged entity notwithstanding that the Company survived the Merger. The total cost of the proposed merger is estimated to be approximately $2.9 million, including transaction costs incurred by Old Discovery of approximately $400,000 which includes financial advisory, legal, and accounting fees.

     The purchase cost of the Company has been determined based on the estimated fair market value of Company stock at the time of the announcement of the Merger. The estimated purchase price consists of the following (in thousands):


        Estimated value of Common Stock to be held by pre-existing current Company stockholders following the Merger (1,639,300 shares of Common stock at $1.50 per
          share)                                                $2459
          Estimated transaction costs to be incurred by
          Old Discovery                                           400
                                                                -----
          (Net of prior Old Discovery investment
          in the Company)                                       $2859
                                                                =====

     Based on a preliminary analysis of tangible and intangible assets the allocation of the purchase price is as follows:

        Tangible assets of the Company                          $1100
        In-process research & development                        3622
        Liabilities of the Company assumed
        (including transaction costs)                           (1863)
                                                               ------
                                                               $ 2859
                                                               ======

     The in-process research and development will be charged against earnings. Such charge has not been reflected in the pro forma condensed statement of operations as such charge is a non-recurring charge directly attributable to the Merger.

     The pro forma adjustments include accrued liabilities of $1,125,000 to reflect the estimated costs incurred by both the Company and Old Discovery to complete the Merger.

     The pro forma adjustments include the repayment of approximately $1,200,000 in debt owned to Titan.

     No pro forma adjustment has been included to reflect the Titan Sublicense Agreement as there is no effect on the pro forma periods presented.

Note 2

     The unaudited pro forma condensed consolidated statements of operations of the Company and Old Discovery have been prepared as if the Merger was completed as of January 1, 1996 and January 1, 1997, respectively. The condensed consolidated statement of operations for the ten months ended October 31, 1997, includes an adjustment to reduce interest expense to reflect the repayment of Titan indebtedness in connection with the Merger.

Note 3

     Combined pro forma net loss per share for the year ended December 31, 1996 and the ten-month period ended October 31, 1997 is computed using the historical weighted average number of Old Discovery Common Stock outstanding, adjusted for the exchange ratio applicable to Common Stock in the Merger plus the shares of the Company Common Stock outstanding following the cancellation of Titan's holding in the Company. In addition, combined pro forma net loss per share for the ten-month period ended October 31, 1997 has been adjusted for the reverse stock split. Preferred stock and other common stock equivalents issued in the Merger are not included, as their effect is antidilutive.